U.S. Securities and Exchange Commission
                            Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  February 14, 2000


                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Events.

       On February 14, 2000 Rentech, Inc. signed a Memorandum of Understanding (MOU) with Jacobs engineering UK Limited (Jacobs UK) to jointly market Rentech's synthesis gas-to-liquids (GTL) technology for converting natural gas into high value fuels, products and chemicals. Jacobs UK is a wholly owned subsidiary of Jacobs Engineering Group, Inc.

       The MOU provides that the two companies will cooperate to provide engineering services for use of Rentech's GTL Technology in new natural gas plants as well as for retrofitting methanol and ammonia facilities to gas-to-liquids facilities. Rentech and Jacobs UK will market their combined capabilities to potential customers on a worldwide basis.

       The collective endeavors of the two companies will provide owners of plants using Rentech's GTL technology with a license from Rentech and the engineering services required for the construction or retrofitting of the plants. The engineering services include design, procurement, construction, project technical development and estimating services for specific projects.


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       The companies will market their combined capabilities for use at a variety of locations for existing plants as well as plants to be constructed. The potential sites include industrial gas plants that could be retrofitted to use natural gas as feedstock, natural gas reserves where no gas pipeline is available for economical transportation of the gas, and for reserves of natural gas that contain diluents that make them unmarketable, but which are suitable as feedstock for Rentech's GTL technology. The vast quantities of stranded natural gas reserves located throughout the world will be an important target. The companies estimate that the plant sizes will range from 2,000 to 50,000 barrels per day of production of the liquid hydrocarbon products.

       The Jacobs Engineering Group, headquartered in Pasadena, California, is an international engineering and construction company with approximately 23,000 employees and annual revenues of U.S.$3 billion generated by worldwide offices. It provides a full spectrum of professional and field services. These services include consulting, engineering, procurement, construction, construction management, operations and maintenance on projects of all sizes from inception through execution, start-up, operations and maintenance. Jacobs Engineering Group also provides a full range of engineering applications for gas synthesis technology.

       Rentech, Inc., incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch, gas-to-liquids process, for conversion of synthesis gas made from natural gas, solid or liquid carbon-bearing materials into high value fuels, products and chemicals. These products include cleaner burning, sulfur and aromatic-free diesel fuel, naphtha and waxes. Fuels made from the Rentech process, when tested, were shown to reduce emissions substantially more than current clean fuels such as California Air Resource Board or "CARB" diesel, considered the cleanest diesel fuel available today. Recent tests of GTL fuels, such as those produced by use of the Rentech GTL technology, have demonstrated that the fuel is an excellent feedstock for fuel cells because of its high hydrogen and zero sulfur content.

       Certain portions of this release may contain "forward-looking" statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of
  Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements herein, including market acceptance of Rentech's GTL technology, ability to economically construct, retrofit and operate plants using the technology, and profitable marketing of the liquid hydrocarbon products. For more information concerning factors that could cause such a difference, see the Company's annual report on





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                                                      PAGE 3

  Form 10-KSB and quarterly reports on Form 10-QSB, filed with the Securities and Exchange Commission. Although Rentech believes its statements to be reasonable, investors are cautioned that such forward-looking statements involve risk and uncertainties. The company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.


                                 By:  (signature)
                                      ------------------------------------
                                      Ronald C. Butz, Vice President,

  Date:  February 18, 2000